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                                                                    EXHIBIT 10.1

             SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

         THIS SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (the "Agreement") is made as of the 17th day of October, 2003, by and among Datakey, Inc., a Minnesota corporation (the "Company"), and the investors listed on Exhibit A hereto (each, an "Investor" and collectively, the "Investors").

         A. The Company is in need of working capital for the operations of its business and for the marketing of the Company's "smart cards."

         B. The Investors are willing to lend the Company an aggregate of $2,000,000 in a bridge financing transaction pursuant to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

l.       Purchase and Sale of Notes.

         1.1      Authorization and Sale of Notes and Warrants.

                  (a) The Company shall authorize the issuance and sale to Investors of Secured Convertible Promissory Notes in the form attached hereto as Exhibit B with aggregate proceeds to the Company of $2,000,000 (hereinafter collectively referred to as the "Notes" and individually as a "Note"). Investors shall receive, without further consideration, Warrants in the form attached hereto as Exhibit C, entitling the holders thereof to purchase, in the aggregate, 4,000,000 shares of the Company's common stock, par value $0.05 per share (hereinafter collectively referred to as the "Warrants" and individually as a "Warrant").

                  (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to pay the Company at Closing the amount set forth opposite the Investor's name on Exhibit A. The Company agrees to sell and issue to each Investor at the Closing a Note in the original principal amount as set forth opposite the Investor's name on Exhibit A and a Warrant to purchase that number of shares of the Company's common stock set forth opposite the Investor's name on Exhibit A. The sale of the Notes and the issuance of the Warrants to each Investor shall constitute a separate sale hereunder and the Company's agreement with each of the Investors shall be a separate agreement.

                  (c) The Company shall enter into a Registration Rights Agreement with each Investor, to be dated as of the date of Closing, in the form attached hereto as Exhibit D.

         1.2 Closing. The closing of the separate purchases and sales of the Notes and Warrants shall take place at the offices of Robins, Kaplan, Miller & Ciresi L.L.P., 2800 LaSalle

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Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402-2015, by an exchange of executed counterpart copies of this Agreement and the other closing documents via facsimile and overnight courier between counsel for the Company and the Investors (the "Closing"). At the Closing, the Company shall deliver to each Investor a Note and each such Investor will thereafter pay the principal amount of the Note to the Company by check or wire transfer. If at the Closing any of the conditions specified in Section 5 of this Agreement shall not have been fulfilled, each Investor shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other right such Investor may have by reason of such failure or such non-fulfillment. The Company agrees and acknowledges that a portion of the amount paid by the Investors under
Section 1.1(b) above will be in the form of a personal check from certain Investors. The parties agree that the Closing shall be deemed to have occurred on October 17, 2003; provided, however, that if (a) the Company has not received at least $1,500,000 in immediately available funds on or before October 24, 2003, and (b) the Company gives the Agents, as defined in the Notes, notice by electronic mail or facsimile prior to 5:30 on October 24, 2003, and (c) such deficiency is not cured by 5:30 p.m. on October 29, 2003, then the Company shall have the option to rescind the Closing.

2. Board Observation Rights. Upon and after Closing, the Investors shall be entitled to have two individuals selected by them attend and participate, on a non-voting basis, all meetings of the Board of Directors of the Company, and all meetings of the Executive Committee, Audit Committee, Compensation Committee and such other committees of the Company's Board of Directors that may exist until all of the Notes are paid in full or otherwise satisfied in full. The attendance by such persons shall be conditioned upon their prior execution of such confidentiality and non-disclosure restrictions as the Company deems necessary and appropriate. The parties acknowledge and agree that such representatives may be excluded from those portions of any meeting of the Board in which such representatives' presence may jeopardize the attorney-client privilege.

3. Representations and Warranties of the Company. As a material inducement to the Investors to enter into this Agreement and purchase the Notes hereunder, the Company hereby represents and warrants to each Investor that:

         3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Company has all required power and authority necessary to own and operate its property, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

         3.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                  (a) Preferred Stock. Four Hundred Thousand (400,000) shares of Convertible Preferred Stock, liquidation value $2.50 per share (the "Preferred Stock"), One Hundred Fifty Thousand (150,000) of which shares are issued and outstanding. The rights,

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         restrictions, privileges and preferences of the Preferred Stock are as stated in the Company's Restated Articles of Incorporation, as amended.

                  (b) Common Stock. Twenty Million (20,000,000) shares of common stock, par value $0.05 ("Common Stock"), of which Ten Million Four Hundred Thirty-Three Thousand, Eight Hundred Forty (10,433,840) shares are issued and outstanding.

                  (c) The outstanding shares of Preferred Stock and Common Stock are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                  (d) Except for (i) the conversion privileges of the Preferred Stock, (ii) the conversion privileges of the Notes and Warrants to be issued pursuant to this Agreement, and (iii) additional rights to acquire Common Stock of the Company set forth on Schedule 3.2(d) to this Agreement, which is attached hereto and incorporated herein by reference, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

                  (e) The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding, between any persons or entities that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

         3.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, or hold any rights to acquire, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

         3.4 Authorization. All corporate action necessary on the part of the Company, its officers, directors and shareholders for the authorization, execution and delivery of this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement in the form attached hereto as Exhibit E, and the Intellectual Property Security Agreement attached hereto as Exhibit F (collectively, the "Transaction Agreements") and all other agreements contemplated hereby or thereby to which the Company is a party, the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. The Transaction Agreements and all other agreements contemplated thereby to which the Company is a party constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions may be limited by applicable laws.

         3.5 Valid Issuance of Preferred and Common Stock. The Notes and Warrants that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with

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the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under the applicable state and federal securities laws. The common stock issuable upon conversion of the Notes and exercise of the Warrants purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. Any capital stock of the Company with rights senior to the common stock of the Company, when issued, sold and delivered in accordance with the terms of this Agreement and in accordance with the terms of the Notes or the Warrants, as applicable, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under the applicable state and federal securities laws.

         3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement other than a Form D to be filed with the Securities and Exchange Commission and the filings required by applicable blue sky laws.

         3.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Notes and Warrants as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration requirements of the applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

         3.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into such agreements or to consummate the transactions contemplated thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened involving the prior employment of any of the Company's employees or their obligations under any agreements with prior employers. The Company is not aware that it is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

         3.9      Patents and Trademarks.

                  (a) Schedule 3.9(a) to this Agreement contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights (as defined below) owned or used by the Company, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company, (iii) registered trade names

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         and corporate names owned or used by the Company, and (iv) all licenses and other rights granted by the Company to any third party with respect to any patented or registered Intellectual Property Rights. The Company owns all right, title and interest in and to all of the patented or registered Intellectual Property Rights listed, free and clear of all liens, encumbrances or claims of others except for licenses made in the ordinary course of business to resellers, Original Equipment Manufacturers, and end users. To the best of its knowledge the Company owns sufficient right, title and interest to, or has the right to use pursuant to a valid license, all patented or registered Intellectual Property Rights necessary for the operation of the business of the Company as presently conducted and as presently proposed to be conducted, free and clear of all liens, encumbrances or claims of others. The Company has taken all necessary actions to maintain and protect the Intellectual Property Rights that it owns. To the Company's knowledge, there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and to the Company's knowledge, there are no valid grounds for the same. The Company has not received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company license any rights from a third party). To best of the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as presently conducted and as presently proposed to be conducted. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except for inventions that have been assigned or licensed to the Company as of the date hereof.

                  (b) For purposes of this Agreement, "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and
         (viii) copies and tangible embodiments thereof (in whatever form or medium).

         3.10 Compliance with Other Instruments. The Company is not in violation of or default under any provision of its Restated Articles of Incorporation, as amended, or bylaws or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a

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party or by which it is bound, including without limitation, any agreements with suppliers or any licensing agreements or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby will not result in any such violation, or be in material conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Neither will the execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby cause any "change of control" under any agreements to which the Company is a party, including but not limited to (a) any employment agreements to which the Company is a party; (b) any incentive or bonus plans, including but not limited to the Company's 2003 Executive Incentive Plan; (c) the Company's 1987 Stock Option Plan, the
Company's 1994 Consultant Stock Option Plan, the Company's 1997 Stock Option
Plan or the Company's 1998 Employee Stock Purchase Plan; or (d) the Company's Shareholder Rights Plan.

         3.11     Agreements; Action.

                  (a) Except as disclosed in filings the Company has made with the Securities and Exchange Commission on or before the date hereof, including periodic reports on Form 10-KSB, Form 10-QSB, on Form 8-K and proxy statements and registration statements ("SEC Filings"), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                  (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve indemnification by the Company with respect to infringements of proprietary rights, other than indemnification obligations arising from purchase or sale agreements or license agreements entered into in the ordinary course of business.

                  (c) Except as disclosed in SEC Filings, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities in excess of $1,000,000 in the aggregate, (iii) made any loans or advances to any person, other than in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

         3.12 Related-Party Transactions. Except as disclosed in SEC Filings, no employee, shareholder, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge and except as disclosed in SEC Filings, none of such persons has any direct or indirect ownership interest in any firm or

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corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, shareholders, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company.

         3.13 Financial Statements. The Company has delivered or made available to each Investor its audited financial statements as contained in its annual report on Form 10-KSB for the period ending December 31, 2002 and the unaudited financial statements as contained in its quarterly report on Form 10-QSB for the period ending June 30, 2003 (the "Financial Statements"). The foregoing Financial Statements are accurate and complete in all material respects, are consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Company does not have any liabilities (whether accrued, absolute, unliquidated, contingent or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to December 31, 2002, or any action or inaction at or prior to December 31, 2002 or any state of facts existing at or prior to December 31, 2002 other than (a) liabilities and obligations incurred in the ordinary course of business after December 31, 2002 (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (b) other liabilities and obligations expressly disclosed in the Financial Statements. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.14 Changes. Except as disclosed in SEC Filings, since June 30, 2003, there has not been:

                  (a) any material adverse change in the assets, liabilities, financial condition or operating results of the Company;

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company;

                  (c) any waiver by the Company of a valuable right or of a debt owed to it;

                  (d) any satisfaction or discharge of any lien (except the lien held by Fidelity Bank), claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company;

                  (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                  (f) any change in any compensation arrangement or agreement with any key employee,

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                  (g)      any sale, assignment or transfer of any patents or
         patent applications, trademarks or trademark applications, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or the disclosure of any proprietary confidential information to any person not under a duty to keep such information confidential;

                  (h) any resignation or termination of employment of any key officer of the Company; and the Company is not aware of the impending resignation or termination of employment of any such officer; or

                  (i) any agreement or commitment by the Company to do any of the things described in this Section 3.14.

         3.15 Tax Returns. The Company has timely filed all tax returns (federal, state and local) required to be filed by it and all Taxes (as defined below), assessments and other government charges imposed upon the Company, or upon any of the assets, income or franchises of the Company, have been timely paid or, if not yet payable, are adequately accrued on the Company's books and records. There are no actual or proposed Tax deficiencies, assessments or adjustments with respect to the Company or any assets or operations of the Company, and there are no ongoing or pending Tax audits by any taxing authority against the Company. "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing.

         3.16 Permits. To the best of its knowledge, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         3.17 Environmental and Safety Laws. To the best of the Company's knowledge, the Company, the operation of its business and any real property that the Company owns or has owned, leases or has leased or otherwise occupies or uses or has occupied or used (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the Company's ownership or occupation of the Premises, or the conduct of its operations. For purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state, local or foreign law, ordinance, rule, regulation, permit and authorization pertaining to the protection of human health or the environment.

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         3.18     Disclosure. In addition to SEC Filings publicly available, the
Company has provided each Investor with all the information available to the Company that such Investor has requested for deciding whether to purchase the Notes and Warrants and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. To the best of its knowledge, neither this Agreement (including all the exhibits attached hereto) nor any certificates delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

         3.19 Registration Rights. Except as provided in the Registration Rights Agreement, or otherwise disclosed in SEC Filings, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. The registration rights granted by the Company which are still in effect are listed on Schedule 3.19 attached to this Agreement and incorporated herein by reference.

         3.20 Corporate Documents; Minute Books. The Company has made the Restated Articles of Incorporation and bylaws of the Company available to the Investors. In addition, the minute books of the Company available for review by the Investors contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         3.21 Title to Property and Assets. The property and assets the Company owns are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (a) as reflected in the Financial Statements, (b) for statutory liens for the payment of current taxes that are not yet delinquent, and (c) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to the best of the Company's knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (a), (b) and (c) above.

         3.22 Labor Agreements and Actions. The Company is not aware that any officer or key employee, or that any group of employees of the Company, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. Except as disclosed in SEC Filings or as disclosed to the Investors, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment (including without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it has any labor relations problems (including without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union.

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4.       Representations and Warranties of the Investors. Each Investor,
severally and not jointly with any other Investor, hereby represents, warrants and covenants to the Company that:

         4.1 Authorization. Such Investor has full power and authority to enter into the Transaction Agreements, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions may be limited by applicable laws.

         4.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Notes to be received by such Investor, the capital stock issuable upon conversion thereof, the Warrants and the capital stock to be issued upon exercise thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

         4.3 State of Residence. Each Investor represents that such Investor is a resident of the state listed opposite such Investor's name on Exhibit A attached hereto and incorporated herein by reference.

         4.4 No Agreement Among the Investors. As of the date hereof, each Investor represents that such Investor has not entered into an agreement with one or more other Investors to act together for the purpose of acquiring, holding, disposing or voting of securities or otherwise exercising control over the Company. Each Investor represents that such Investor has no obligation to or agreement with another Investor with respect to any equity securities or rights to acquire equity securities of the Company. Each Investor represents that such Investor will not own more than twenty (20%) of the issued and outstanding stock of the Company as a result of the consummation of the transactions contemplated by this Agreement, the Notes and the Warrants.

         4.5 Disclosure of Information. Each Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and Warrants and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely thereon.

         4.6 Investment Experience. Each Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes and Warrants. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Notes and Warrants.

         4.7 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as presently in effect.

         4.8 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities (or the capital stock issued on conversion or exercise thereof) or an available exemption from registration under the Act, the Notes and Warrants (and any capital stock issued on conversion or exercise thereof) must be held indefinitely.

         4.9 Further Limitations on Disposition. The Investor agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4 and:

                  (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such Securities under the Act. It is agreed that the Company will not require opinions of an Investor's counsel for transactions made pursuant to Rule 144 except in unusual circumstances, unless the Company's transfer agent requires such opinion.

                  (c)      Notwithstanding the provisions of subsections (a) and
         (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

         4.10 Legends. It is understood that the certificates evidencing the Securities may bear any legend required by applicable blue sky laws as well as the following legend:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR

         APPLICABLE BLUE SKY LAWS, AND IS SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5. Conditions of Investors' Obligations at Closing. The obligations of each Investor under subsection 1.1 (b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

         5.1 Due Diligence. Each Investor shall have completed, to its own full and complete satisfaction, its due diligence of the Company, including a detailed review of past and projected financial performance.

         5.2 No Material Adverse Developments. There will have been no material adverse developments in the Company's business or prospects and absence of default in any material obligation of the Company since the date of the signing of this Agreement.

         5.3 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         5.4 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         5.5 Closing Documents. The Company shall have delivered to each Investor all of the following documents:

                  (a) An Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 5 of this Agreement have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company since the signing of this Agreement.

                  (b) A Secretary's Certificate, certifying copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of the Transaction Agreements and each of the other agreements contemplated hereby, and the issuance and sale of the Notes and Warrants and the consummation of all other transactions contemplated by this Agreement; and

                  (c) Certificates of good standing issued by the secretary of state for each state where the Company is authorized to do business.

         5.6 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or foreign jurisdiction that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         5.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         5.8 Opinion of Company Counsel. Each Investor shall have received from Fredrikson and Byron, P.A., counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit G.

         5.9 Termination of Outstanding Financing Statements. All security interests that were granted not in the ordinary course of business shall have been terminated on or prior to Closing. The Company has delivered to the Agents on or prior to Closing a termination statement covering the security interest held by Fidelity Bank, to be filed by such Agents.

6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

         6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         6.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.1(b).

         6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or foreign jurisdiction that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7. Indemnification. The Company agrees to indemnify and hold harmless each Investor and its successors and assigns, together with any of their officers, directors, or shareholders (such persons, the "Indemnified Parties"), from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of, or (in the case of claims asserted against any Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to, (a) any breach or default in the performance by the Company of any covenant or agreement of the Company contained in this Agreement, (b) any breach of warranty or inaccurate or erroneous representation made by the Company herein or in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto, and (c) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including costs and attorneys' fees) arising out of the foregoing except when such actions, suits, proceedings, claims, demands, judgments, costs and expenses arise as a result of the grossly negligent or intentional actions or omissions of any Investor. Furthermore, except for Losses caused by or arising out of the gross negligence or willful misconduct of the Company, any Losses resulting from (a) or (b) under this Agreement shall be limited to the actual amount invested pursuant to this Agreement.

8.       Miscellaneous.

         8.1 Survival. The warranties, representations and covenants of the Company and Investors and the indemnification obligations of each party contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

         8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.3 Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, as applied to agreements among Minnesota residents entered into and to be performed entirely within Minnesota.

         8.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on Exhibit A attached hereto, or, in the case of the Company, to the address set forth in the first paragraph of this Agreement, or at such other address as such party may designate by ten days' advance written notice to the other parties hereto.

         8.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Company hereby acknowledges and agrees that it has paid Sapphire Financial Group, LLC a $5,000 retainer and has agreed to pay to Sapphire an additional fee of $50,000, reduced by the retainer net of expenses incurred, plus warrants to purchase 10,000 shares of the capital stock of the Company (the cash and the warrants are collectively referred to as the "Financial Adviser's Fee"). The Company hereby agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee for which the Company or any of its officers, employees or representatives is responsible and for the Financial Adviser's Fee, (and the costs and expenses of defending against such liability or asserted liability). Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible.

         8.7 Fees and Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Unless the failure to effect the Closing is due solely to the Investors' unjustified unwillingness to pay the amounts required by Section 1.1(b), the Company shall also pay the expenses of the Investors. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees of special counsel for the Investors, not to exceed $20,000, and shall, upon receipt of a bill therefor, reimburse the reasonable out of pocket expenses of such counsel from October 2, 2003, the date of the term sheet, until the date of Closing. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         8.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 70% of the then outstanding principal amount of all of the Notes. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible) and each future holder of all such securities and the Company.

         8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

         8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.12 Acknowledgement Among Investors. Each Investor acknowledges, as to itself, that such Investor is not relying upon any person, firm or corporation, other than the Company and its officers and employees, in making its investment or decision to invest in the Company. Each Investor agrees that no other Investor (or their respective officers, directors or employees) shall be liable for any action taken or omitted to be taken in connection with the sale of the Notes and Warrants.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have executed this Secured Convertible Promissory Note Purchase Agreement as of the date first above written.

                                        COMPANY:

                                        DATAKEY, INC.

                                        By:   /s/ Alan G. Shuler
                                            -------------------------------

                                        Name: Alan G. Shuler
                                        Its:  Vice President and CFO

         IN WITNESS WHEREOF, the parties have executed this Secured Convertible Promissory Note Purchase Agreement as of the date first above written.

                                        INVESTOR:

                                        ________________________________________

                                             By ________________________________

                                             Its _______________________________

                                        Print Address:

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        Tax ID No.: ____________________________

         IN WITNESS WHEREOF, the parties have executed this Secured Convertible Promissory Note Purchase Agreement as of the date first above written.

                                        INVESTOR:

                                        ________________________________________

                                        Print Name and Address:

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        Social Security No.: ___________________

                                 SCHEDULE 3.2(d)

                 RIGHTS TO ACQUIRE COMMON STOCK OF DATAKEY, INC.

Common Stock       Right/Security
------------       --------------
    367,538        150,000 shares of Convertible Preferred stock

  1,295,933        Warrants issued to investors as part of February 2001
                   financing (exercisable until November 30, 2003 at $0.70 and then at $3.02 until February 20, 2006)

    880,000 Warrants issued to investors and selling agent as part of February 2000 financing (exercisable until February 2005, with 800,000 at $5.00 and 80,000 at $5.50)

    370,000 Warrants issued to investors and selling agent as part of October 1999 financing (exercisable until October 2009, with
                   365,000 at $1.25 and 5,000 at $1.375)

     10,000        Warrants issued to investor as part of June 1999 financing
                   (exercisable until June 2004 at $2.50)

     37,890        Warrants issued to selling agent as part of May 1998
                   financing (exercisable until May 2008 at $6.60)

    121,667 Shares reserved for 1987 Stock Option Plan (121,667 options outstanding with exercise prices ranging from $3.00 to $7.25 and expiration dates ranging from January 2005 to June 2006)

     85,000        Shares reserved for 1994 Consultant Stock Option Plan (35,000 options outstanding and exercisable until October 2005 at
                   $3.625)

  1,634,896        Shares reserved for 1997 Stock Option Plan (1,496,720 options outstanding with prices ranging from $.01 to $8.375);
                   expiration dates range from March 2007 to June 2013)

    118,422        Shares reserved under the 1998 Employee Stock Purchase Plan
                   (shares issued to participants at 85% of the closing price at the beginning or end of a 12-month phase, whichever is lower)

  1,295,933        Warrants to be issued to certain holders of warrants issued in the February 2001 financing, which warrants will have an exercise price of $0.77.

    120,000        Series B Preferred Stock

     10,000 Warrants to purchase common stock issued to Sapphire at $0.77 per share

                                  SCHEDULE 3.9

                             PATENTS AND TRADEMARKS

1.       Patent Applications

                  Title:       Administrative System for Smart Card Technology
                  Serial #:    60/485,284
                  Filing Date: July 7, 2003

2.       Registered Trademarks

Trademark    Registration No.    Registration Date
---------    ----------------    -----------------
SIGNASURE         2359427        June 20, 2000

DATAKEY           1455104        September 1, 1987

DATAKEY           1457273        September 15, 1998

                                  SCHEDULE 3.19

                          REGISTRATION RIGHTS IN EFFECT

1. Perkins Capital Management and Special Situations have registration rights with respect to 1,295,933 shares of common stock.

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

                                    EXHIBIT B

                                  FORM OF NOTE

                                    EXHIBIT C

                                 FORM OF WARRANT

                                    EXHIBIT D

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT F

                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

                                    EXHIBIT G

                       FORM OF OPINION OF COMPANY COUNSEL